EXHIBIT 99.2.4

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 28, 2004, among Church & Dwight Co., Inc., a Delaware corporation (the “Successor Company”), Armkel Finance, Inc., a Delaware corporation (“Sub Co-Issuer”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) named on the signature page hereof (the “Subsidiary Guarantors”) and The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Armkel, LLC, a Delaware limited liability company (“Armkel”), and Sub Co-Issuer have heretofore executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of August 28, 2001 providing for the issuance of their 9 1/2% Senior Subordinated Notes due 2009 (the “Securities”), of which $225,000,000 aggregate principal amount is issued and outstanding, and the Subsidiary Guarantors have guaranteed the obligations of Armkel and Sub Co-Issuer under the Securities pursuant to a Supplemental Indenture dated as of September 28, 2001 (the “First Supplemental Indenture”);

WHEREAS, Armkel, Sub Co-Issuer and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee a Second Supplemental Indenture dated as of May 27, 2004 (the “Second Supplemental Indenture”, and together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), curing an omission and defect in the Original Indenture;

WHEREAS, as permitted by the terms of the Indenture, Armkel, contemporaneously with the execution and delivery of this Supplemental Indenture, has merged (the “Merger”) with and into the Successor Company with the Successor Company as the surviving corporation of such Merger;

WHEREAS, pursuant to Sections 5.01(a) and 9.01(a)(ii) of the Indenture, the Successor Company is required to deliver to the Trustee this Supplemental Indenture expressly assuming all of the obligations of Armkel under the Securities and the Indenture; and

WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing, the Successor Company, the Sub Co-Issuer, each Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ASSUMPTION OF OBLIGATIONS.

A. Pursuant to, and in compliance and accordance with, Section 5.01(a) of the Indenture, the Successor Company hereby assumes all of the obligations of Armkel under the Securities and the Indenture.

B. Pursuant to, and in compliance with, Section 5.01(a) of the Indenture, the Successor Company hereby succeeds to, and is substituted for, and may exercise every right and power of, Armkel under the Indenture.

C. The Successor Company hereby certifies to the Trustee that (i) the Successor Company is a corporation organized and existing under the laws of the State of Delaware, (ii) immediately after giving effect to the Merger (and treating any Indebtedness which becomes an obligation of the Successor Company or a Restricted Subsidiary as a result of the Merger as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of the Merger), no Default had occurred and is continuing and (iii) immediately after giving effect to the Merger on a pro forma basis, the Successor Company is able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) of the Indenture.

3. NOTICES. The address of the Successor Company for purposes of Section 13.02 of the Indenture is:

Church & Dwight Co., Inc.

469 North Harrison Street

Princeton, NJ 08543-5297

Attention of: Secretary

4. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. TRUSTEE MAKES NO REPRESENTATIONS. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or for the correctness of the recitals of fact contained herein, all of which recitals are made by Successor Company, Sub Co-Issuer and the Subsidiary Guarantors.

7. COUNTERPARTS. The parties may sign any number of counterparts of this Supplemental Indenture. Each signed counterpart shall be an original, but all of them together represent the same agreement.

8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SUCCESSOR COMPANY AND SUB CO-ISSUER

CHURCH & DWIGHT CO., INC.

By	/s/ Zvi Eiref
Name:	Zvi Eiref
Title:	Vice President Finance
and Chief Financial Officer

ARMKEL FINANCE, INC.

By	/s/ Zvi Eiref
Name:	Zvi Eiref
Title:	Vice President

SUBSIDIARY GUARANTORS

ARMKEL CONDOMS, LLC
ARMKEL CRANBURY, LLC
ARMKEL DENTURES, LLC
ARMKEL DEPILATORIES, LLC
ARMKEL DIAGNOSTICS, LLC
ARMKEL DROPS, LLC
ARMKEL PRODUCTS, LLC

By	/s/ Zvi Eiref
Name:	Zvi Eiref
Title:	Vice President

TRUSTEE

THE BANK OF NEW YORK, as Trustee

By	/s/ Patricia Gallagher
Name:	Patricia Gallagher
Title:	Vice President